                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the contrary pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 10, 1994

                                ---------------


   The 1994 Annual Meeting of the Stockholders of Tuboscope Vetco International Corporation (the "Company") will be held at 10:00 a.m. local time, on May 10, 1994, at The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, for the following purposes:

      1. To elect a board of nine directors for the ensuing year or until the election and qualification of their respective successors.

      2. To approve an amendment to the Company's Restated Certificate of Incorporation, increasing the authorized number of shares of Common Stock from 25,000,000 to 35,000,000, and thereby increasing the authorized number of shares of all classes of capital stock from 30,000,000 to 40,000,000.

      3. To ratify the selection of Ernst & Young as the Company's independent auditors.

      4. To transact such other business as may properly come before the meeting.

   Only stockholders of record at the close of business on March 14, 1994 of the Company's Common Stock, will be entitled to notice of, and to vote at, the 1994 Annual Meeting and any adjournment thereof.

                                   By order of the Board of Directors,



                                   James F. Maroney, III
                                   Vice President, Secretary and General Counsel

Houston, Texas
April 13, 1994

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                                2835 HOLMES ROAD
                              HOUSTON, TEXAS 77051

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 1994

                                ----------------

                                PROXY STATEMENT

                                ----------------

                            SOLICITATION OF PROXIES


   The accompanying proxy is solicited on behalf of the Board of Directors of Tuboscope Vetco International Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027 on May 10, 1994 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof.

   All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR (i) the election of the nine nominees for election to the Board of Directors listed in the proxy; (ii) approval of an amendment to the Company's Restated Certificate of Incorporation, increasing the authorized number of shares of Common Stock from 25,000,000 to 35,000,000, and thereby increasing the authorized number of shares of all classes of capital stock from 30,000,000 to 40,000,000 ; and (iii) the ratification of the selection of Ernst & Young as the Company's independent auditors.

   Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by presenting at the meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the meeting and voting in person by the person who executed the proxy.

   This proxy statement is being mailed to the Company's stockholders on or about April 14, 1994. The expense of soliciting proxies will be borne by the Company. The solicitation will be by mail. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with stockholders by the Company's regular employees who will not receive additional compensation for the solicitation and by Morrow & Co., Inc., whose services to the Company will include the search and distribution of materials as well as the solicitation of proxies from brokers, banks and nominees for which it will receive payment of $3,500 plus out of pocket expenses.


                      OUTSTANDING SHARES AND VOTING RIGHTS

   Only holders of record of the 18,410,053 shares of the Company's Common Stock outstanding at the close of business on the record date, March 14, 1994, will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. On each matter to be considered at the Meeting, each stockholder will be entitled to cast one vote for each share of the Company's Common Stock held of record by such stockholder on March 14, 1994.

   In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Common Stock of the Company entitled to vote at the Meeting must be represented at the Meeting.

   Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Meeting require the approval of a majority of the shares of stock having voting power present. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.


                 VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

   The following table sets forth as of March 14, 1994, the amount and percentage of the outstanding shares of the Common Stock of the Company which, according to the information supplied to the Company, are beneficially owned by
(i) each of the directors of the Company and Tuboscope Vetco International Inc., the Company's wholly-owned subsidiary ("TVI"), individually, each of whom is also a nominee for election as a director of the Company, (ii) each of the Named Officers (as defined on page 7), (iii) all directors and executive officers of the Company and TVI as a group and (iv) each person or entity who is known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and sole investment power with respect to the shares which are deemed beneficially owned by such person or entity.

                                             OUTSTANDING             AGGREGATE        PERCENT OF
                                               OPTIONS              OUTSTANDING       SHARES OF
                                             OUTSTANDING            EXERCISABLE      COMMON STOCK      COMMON STOCK
                                               COMMON                 WITHIN         BENEFICIALLY      BENEFICIALLY
NAME OF BENEFICIAL OWNER                       STOCK                 60 DAYS         OWNED/(1)/         OWNED/(2)/
- -----------------------                      -----------           -----------     ---------------     ------------
DIRECTORS:
Jerome R. Baier...........................       741,029/(3)/          17,800        758,829/(3)/           4.1%
Martin G. Hubbard.........................        50,000/(4)/          20,800         70,800/(4)/           *
Robert A. Lahr............................             0                8,800          8,800                *
William V. Larkin, Jr./(5)/...............        47,174               63,126        110,300                *
Eric L. Mattson...........................     1,686,047/(6)/               0      1,686,047/(6)/           9.2%
Timothy M. Pennington III.................     1,305,064/(7)/          17,800      1,322,864/(7)/           7.2%
Martin R. Reid/(5)/.......................         1,000              237,400        238,400                1.3%
James J. Shelton..........................        61,781               17,800         79,581                *
Frederick J. Warren.......................     1,305,064/(7)/          17,800      1,322,864/(7)/           7.2%
NAMED OFFICERS:
Gerhard A. Hage...........................             0                9,750          9,750                *
Ronald L. Koons...........................             0               29,000         29,000                *
Kenneth L. Nibling........................             0                7,150          7,150                *

                                                                    OUTSTANDING       AGGREGATE         PERCENT OF
                                                                      OPTIONS         OUTSTANDING        SHARES OF
                                             OUTSTANDING            EXERCISABLE      COMMON STOCK      COMMON STOCK
                                               COMMON                 WITHIN         BENEFICIALLY      BENEFICIALLY
NAME OF BENEFICIAL OWNER                       STOCK                 60 DAYS         OWNED/(1)/         OWNED/(2)/
- -----------------------                      -----------           -----------     ---------------     ------------
ALL DIRECTORS AND EXECUTIVE OFFICERS AS      3,893,098/(8)/          465,209         4,358,307/(8)/        23.1%
 A GROUP (14 PERSONS).....................
OWNERS -- 5% OR MORE:
FMR Corp..................................   2,336,680/(9)/                0         2,336,680/(9)/        12.7%
  82 Devonshire Street
  Boston, MA 02109-3614
State of Wisconsin Investment Board.......   1,697,000/(10)/               0         1,697,000/(10)/        9.2%
  121 East Wilson Street
  Madison, WI 53707
Baker Hughes Incorporated.................   1,686,047/(11)/               0         1,686,047/(11)/        9.2%
  3900 Essex Lane, Suite 1200
  Houston, TX 77027
Brentwood Associates IV, L.P..............   1,305,064                     0         1,305,064              7.1%
  11150 Santa Monica Boulevard,
   Suite 1200
  Los Angeles, CA 90025
Metropolitan Life Insurance Company.......   1,205,000/(12)/               0         1,205,000/(12)/        6.5%
  One Madison Avenue
  New York, NY 10010

- -------------
*  Represents ownership of less than 1.0%.

(1) Beneficial ownership as of March 14, 1994, includes shares subject to options which are exercisable within 60 days after March 14, 1994.

(2) Percentage of beneficial ownership as of March 14, 1994 for each person includes shares subject to options held by such person, which options are exercisable within 60 days after March 14, 1994, as if such shares were outstanding on March 14, 1994.

(3) Mr. Baier is Director-Securities of The Northwestern Mutual Life Insurance Company ("Northwestern"). See "CERTAIN TRANSACTIONS." Northwestern owns 741,029 shares and is a limited partner in Brentwood Associates IV, L.P. ("Brentwood"), which owns 1,305,064 shares. Mr. Baier has shared voting and investment power with respect to the shares owned by Northwestern and therefore he may be deemed to beneficially own Northwestern's shares, but Mr. Baier disclaims beneficial ownership of such shares.

(4) Includes shares held by Hub Associates ("Hub"). Mr. Hubbard is a general partner of Hub.

(5) Messrs. Larkin and Reid are also Named Officers.

(6) Includes shares which are beneficially owned by Baker Hughes Incorporated. See Note 11 below.

(7) Messrs. Pennington and Warren are each one of seven general partners of Brentwood Venture Partners, L.P., which is the general partner of Brentwood. Brentwood owns all of these 1,305,064 shares. All of the general partners of Brentwood Venture Partners, L.P. share voting and investment power with respect to such shares and therefore may be deemed to beneficially own such shares. Except to the extent of their individual proportionate interests as general and limited partners of Brentwood Venture Partners, each of Messrs. Pennington and Warren disclaims beneficial ownership of such shares.

(8) Includes shares which may be deemed to be beneficially owned by Messrs. Baier, Mattson, Pennington and Warren. See Notes (3), (6) and (7).

(9) According to the Schedule 13G filed by FMR Corp. ("FMR"). FMR has sole disposition power with respect to all such shares and sole voting power with respect to 732,700 of such shares.

(10) According to the Schedule 13D filed by the State of Wisconsin Investment Board, an independent agency of the State of Wisconsin whose responsibilities include the management of funds contributed by employees and employers of state agencies in the State of Wisconsin.

(11) According to Schedule 13D filed by Baker Hughes Incorporated ("BHI"). The 100,000 shares of Series A Convertible Preferred Stock owned by BHI may be converted into shares of Common Stock at the option of BHI. Each share of Series A Convertible Preferred Stock may initially be converted into approximately 10 shares of Common Stock, subject to certain adjustments.
     If each share of Series A Convertible Preferred Stock was converted into 10 shares of Common Stock, BHI would receive 1,000,000 shares of Common Stock and would own 2,686,047 or 14% after the conversion. Eric L. Mattson has been nominated by BHI to serve as a Director of the Company pursuant to BHI's rights received in connection with the Vetco Services acquisition. Eric L. Mattson, as Vice President and Chief Financial Officer of BHI, has or may have in the future, from time to time, the authority to exercise voting and/or investment power on behalf of BHI with respect to all or part of these shares. (See "BHI Standstill".)

(12) According to the Schedule 13G filed by Metropolitan Life Insurance Company ("Metropolitan Life"). Metropolitan Life has sole disposition power with respect to all such shares and sole voting power with respect to 840,000 of such shares. In addition, State Street Research & Management Company, One Financial Center, 38th Floor, Boston, Massachusetts 02111-2690 ("State Street"), a wholly-owned subsidiary of Metropolitan Life, filed a Schedule 13G for the same shares reported on Metropolitan Life's Schedule 13G.
     State Street advised the Company that all securities reported in its
     Schedule 13G are owned by certain of its clients and State Street expressly disclaims beneficial ownership of the shares reported therein.


REGISTRATION RIGHTS

   The Company, Brentwood, Hub (together with Brentwood, "BA"), the Management Investors (as hereinafter defined), certain institutional and other investors (collectively, the "Other Investors"), and certain other institutional and other investors (the "Institutional Investors") who acquired shares of Common Stock in connection with the initial capitalization of the Company, are parties to a stockholders' agreement (the "Stockholders' Agreement"). The Stockholders' Agreement provides for "demand" registration rights for each of BA and the Other Investors, as a group, and the Institutional Investors, as a group. These demands may be triggered at any time by the written request of holders of at least 25% (with respect to the initial demand registration) or 50% (with respect to any subsequent demand registration) of the shares of Common Stock initially issued to either of such groups which remain privately held by members of such groups. Such registration rights are subject to termination under certain circumstances. The number of demand registrations which may be instituted by each of BA and the Other Investors, as a group, and the Institutional Investors, as a group, may not exceed two by each group. In the case of a demand registration instituted by either group, the Stockholders' Agreement provides "piggyback" registration rights to the other group, the Company and any of the Company's other current stockholders which allow them to sell all or part of their Common Stock as part of such demand registration under certain circumstances and subject to certain restrictions. In addition, the Stockholders' Agreement provides for certain "piggyback" registration rights to BA, the Other Investors and the Institutional Investors when the Company proposes to register shares of Common Stock (or securities convertible or exchangeable for Common Stock) under the Securities Act of 1933, as amended (the "Securities Act") for public sale, whether or not for its own account. The Stockholders' Agreement provides that the Company will pay substantially all of the expenses associated with the foregoing registration rights.

   As partial consideration for the acquisition of substantially all of the foreign operations of Baker Hughes Tubular Services, Inc. ("Vetco Services") from BHI, the Company issued to BHI 100,000 shares of Series A Convertible Preferred Stock and 1,686,047 shares of Common Stock. In connection therewith, the Company granted to BHI certain "demand" registration rights which may be triggered with respect to such shares of Common Stock or shares of Common Stock which are issued by the Company upon conversion or exchange of the Series A Convertible Preferred Stock (the "BHI Registrable Securities") by the written request of holders of at least 50% of the BHI Registrable Securities who request that at least 25% of the BHI Registrable Securities be registered, provided the expected price to the public is equal to or greater than $8,000,000. Such registration rights are subject to termination under certain circumstances and such holders may not request more than two demand registrations. In addition, BHI received "piggyback" registration rights which allow it to sell all or part of its shares as part of a proposed registration by the Company under the Securities Act for the public sale of such shares of Common Stock, whether or not for its own account, subject to certain conditions and restrictions. The Company will pay substantially all of the expenses associated with the above-mentioned registration rights.

BHI RIGHT OF FIRST REFUSAL

   BHI is prohibited from selling or otherwise disposing of (except in privately negotiated transactions) more than an aggregate of 3% of the Company's then outstanding shares of Common Stock during any period of six months or less without first offering the Company the opportunity to repurchase the number of proposed shares to be sold which exceeds 3% of the total outstanding shares.
The Company has five business days after its receipt of notice of such proposed sale to elect to repurchase the shares at a price per share equal to the average of the market prices of the Common Stock over a ten-day period. If the Company fails to make such election, then BHI may sell or so dispose of such shares for a period of six months. BHI is also prohibited from selling or otherwise disposing of more than an aggregate of 5% of the Company's then outstanding shares of Common Stock in a privately negotiated transaction or series of transactions without first offering such shares to the Company. The Company has five business days after its receipt of notice of such proposed sale to elect to repurchase either all such shares or any or all of such shares in excess of 500,000 shares for the price and upon the terms specified in the notice. If the Company fails to make such election, then BHI may sell or so dispose of such shares for a period of 90 days at a price and on terms no more favorable than was specified in the notice.

BHI STANDSTILL

   BHI has agreed that so long as it is the beneficial owner of the shares of Common Stock acquired in connection with the Vetco Services acquisition, and in any event until October 1993, it will not (a) acquire, offer to acquire, or agree to acquire any shares of Common Stock (or rights to acquire Common Stock), which would increase its percentage ownership of the outstanding Common Stock to that greater than its percentage ownership immediately following the acquisition; (b) make or participate in any solicitation of proxies to vote any of the Company's voting securities; or (c) form, join in, or participate in a voting group with respect to any of the Company's voting securities. Notwithstanding the foregoing and subject to the provisions of the Company's Restated Certificate of Incorporation, if, during the term of the standstill, BHI beneficially owns restricted securities issued as part of the Vetco Services acquisition which represent more than 5% of the Company's outstanding Common Stock and BHI derives no greater than $2,000,000 of revenue from its businesses in direct competition with the Company, then, at BHI's request, the Company shall nominate at BHI's direction one person to the Company's Board of Directors. In January 1994, BHI made such request and Eric L. Mattson was appointed to the Company's Board of Directors at that time and is a nominee for re-election to the Board by the stockholders. See "Proposal 1 -- ELECTION OF DIRECTORS."


                       EXECUTIVE OFFICERS OF THE COMPANY

   The following table sets forth the names, ages and titles of the executive officers of the Company and TVI as of March 14, 1994. Executive officers serve in the same capacity for both the Company and TVI.

               NAME            AGE                       POSITION
      ----------------------   ---   -----------------------------------------
      Martin R. Reid            51   Chairman of the Board

             NAME               AGE                       POSITION
      ----------------------    ---  ------------------------------------------
      William V. Larkin, Jr.    40   President and Chief Executive Officer

      Ronald L. Koons           46   Executive Vice President, Chief Financial
                                     Officer and Treasurer
      Gerhard A. Hage           59   Senior Vice President -- International
                                     Operations
      Martin I. Greenberg       54   Vice President, Controller, Assistant
                                     Treasurer and Assistant Secretary
      Kenneth L. Nibling        43   Vice President -- Human Resources and
                                     Administration
      James F. Maroney, III     42   Vice President, Secretary and General
                                     Counsel

   Set forth below are descriptions of the backgrounds of the executive officers of the Company and TVI and their principal occupations for the past five years. For a description of the background of Messrs. Reid and Larkin, see "Proposal 1
- -- ELECTION OF DIRECTORS." The Company is not aware of any family relationships among any of its directors and executive officers.

   Ronald L. Koons has been Executive Vice President of the Company and TVI since October 1993 and Chief Financial Officer and Treasurer of the Company and TVI since November 1991. From August 1988 to November 1991, Mr. Koons served as Vice President and Chief Financial Officer of Eastman Christensen Co. From June 1987 to August 1988, Mr. Koons was Controller of Eastman Christensen Co. From September 1986 to June 1987, Mr. Koons served as Treasurer of Eastman Christensen Co.

   Gerhard A. Hage has been Senior Vice President-International Operations of the Company and TVI since October 1991. From March 1989 to October 1991, Mr. Hage served as Vice President-Eastern Hemisphere of Baker Hughes Tubular Services, Inc. From 1985 to March 1989, Mr. Hage was President-Eastern and Western Hemisphere of CE Vetco Services.

   Martin I. Greenberg has been Vice President, Controller, Assistant Treasurer and Assistant Secretary of the Company and TVI since November 1991. From June 1991 to November 1991, Mr. Greenberg was Vice President-Finance and Controller of the Company and TVI. Mr. Greenberg served as Vice President-Controller and Assistant Secretary of the Company and TVI from July 1990 to June 1991. Mr. Greenberg was Assistant Controller of TVI from January 1974 to July 1990.

   Kenneth L. Nibling has been Vice President-Human Resources and Administration of the Company and TVI since December 1991. From July 1988 to November 1991, Mr. Nibling was Director of Human Resources for Union Texas Petroleum Corp., an international exploration and production company. From January 1984 to July 1988, Mr. Nibling was Manager, Compensation and Employment for Louisiana Land and Exploration Company.

   James F. Maroney, III has been Vice President of the Company and TVI since May 1991, Secretary of the Company and TVI since January 1991 and General Counsel of the Company and TVI since November 1989. Mr. Maroney was Assistant Secretary of the Company and TVI from December 1989 to January 1991. Mr. Maroney was Associate General Counsel and Head of Litigation for TransAmerican Natural Gas Corporation, a gas production company, from 1987 to 1989. From 1985 to 1987, Mr. Maroney was in a private law practice specializing in commercial litigation.

                             EXECUTIVE COMPENSATION

   No cash compensation has been paid or is anticipated to be paid to any of the directors of the Company or TVI, or to any officers of the Company, in their capacities as such, except that certain of such persons receive annual compensation for membership on the Board of Directors plus compensation for attending meetings of the Board of Directors or certain committees of the Board of Directors of the Company and TVI. See "Proposal 1 -- ELECTION OF DIRECTORS." The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to TVI for the fiscal years ended December 31, 1991, 1992 and 1993, of those persons who were at December 31, 1993 either (i) chief executive officer or (ii) one of the other four most highly compensated executive officers of TVI (the "Named Officers"):

                        SUMMARY COMPENSATION TABLE/(1)/

                                                                                            Long Term
                                                                                           Compensation
                                                                                          -------------
                                              Annual Compensation                           Awards of
                                --------------------------------------------------------      Stock            All
Name and                                                                  Other Annual       Options          Other
Principal Position               Year     Salary(2)        Bonus         Compensation(3)     (Shares)     Compensation(4)
- ------------------              ------    ---------     ------------     ---------------  -------------   ---------------
Martin R. Reid,                 1993      $275,000                 0            $49,840        57,500         $  6,338
Chairman of the Board/(5)/      1992       272,000                 0             84,563             0            6,857
                                1991       213,542          $275,000                --        286,000              --

William V. Larkin, Jr.,         1993      $211,979                 0                  0        37,500            5,469
President and Chief             1992       198,333                 0                  0             0            6,000
  Executive Officer/(6)/        1991       145,000            68,000                --         88,000              --

Gerhard A. Hage,                1993      $171,940                 0                  0        18,750                0
Senior Vice President --        1992       178,481                 0                  0             0                0
  International Operations      1991        43,119(7)              0                --         15,000              --

Ronald L. Koons,                1993      $150,000                 0                  0        25,000          114,031(4)
Executive Vice President,       1992       150,000                 0                  0        40,000            2,250
 Chief Financial Officer        1991        15,385(8)        150,000                --         20,000              --

Kenneth L. Nibling,             1993      $104,000                 0                  0        13,750            2,795
Vice President -- Human         1992       104,000                 0                  0             0            1,560
 Resources and Administration   1991         8,667(9)              0                --         11,000              --

- ---------
(1) In accordance with the revised rules on compensation disclosure adopted by the Securities and Exchange Commission, as informally interpreted by the Commission's Staff, amounts of Other Annual Compensation and All Other Compensation are excluded for the 1991 fiscal year.
(2) Includes amounts deferred by the Named Officers under the Company's 401(k) Thrift Savings Plan.
(3) Includes (a) living, travel and other expense reimbursement, (b) Company provided automobiles, and (c) club dues reimbursement, but only if such payments exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Officer.
(4) Represents matching contributions by the Company under the Company's 401(k) Thrift Savings Plan, except for Mr. Koons, where $4,031 represents matching contributions and $110,000 represents a required payment under his employment contract. See "Management Employment Agreements."
(5) Mr. Reid relinquished his position as Chief Executive Officer effective October 1993.
(6) Mr. Larkin was appointed Chief Executive Officer effective October 1993.
(7) Mr. Hage was appointed to his position upon the acquisition of Vetco Services in October 1991.
(8) Mr. Koons was hired by the Company and appointed to his positions in November 1991.
(9) Mr. Nibling was hired by the Company and appointed to his position in December 1991.

   The following table sets forth certain information with respect to grants of stock options pursuant to the Amended and Restated Stock Option Plan for Key Employees of Tuboscope Vetco International Corporation (the "Company's Stock Option Plan") during 1993 to the Named Officers.

                     OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                              POTENTIAL
                                             PERCENTAGE                                  REALIZABLE VALUE AT
                                              OF TOTAL                                     ASSUMED ANNUAL
                                               OPTIONS       EXERCISE                     RATES OF STOCK PRICE
                                              GRANTED TO      OR BASE                         APPRECIATION
                           OPTIONS            EMPLOYEES       PRICE                         FOR OPTION TERM
                           GRANTED            IN FISCAL        PER       EXPIRATION      ------------------------
NAME                       (SHARES)             YEAR          SHARE         DATE             5%           10%
- ----                       --------        --------------  -----------  ------------     ----------   -----------
Martin R. Reid...........    57,500          19.6%           $6.00        01/04/03        $216,775      $549,700
William V. Larkin, Jr....    37,500          12.8%           $6.00        01/04/03         141,375       358,500
Ronald L. Koons..........    25,000           8.5%           $6.00        01/04/03          94,250       239,000
Gerhard A. Hage..........    18,750           6.4%           $6.00        01/04/03          70,688       179,250
Kenneth L. Nibling.......    13,750           4.7%           $6.00        01/04/03          51,838       131,450

(1) All options granted become exercisable in five equal annual installments beginning on the date of grant. Under the terms of the Company's Stock Option Plan, the Stock Option Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. Options are granted for a term of ten years, subject to earlier termination in certain events. The exercise price is equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

   The following table sets forth certain information with respect to the unexercised options to purchase the Company's Common Stock under the Company's Stock Option Plan to the Named Officers and held by them at December 31, 1993. No options were exercised by any of the Named Officers in 1993.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                             OPTION/SAR VALUES(1)


                            NUMBER OF UNEXERCISED OPTIONS   VALUE OF UNEXERCISED IN-THE-MONEY
                                AT DECEMBER 31, 1993         OPTIONS AT DECEMBER 31, 1993(1)
                            -----------------------------   ---------------------------------
NAME                        EXERCISABLE    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
- -------------------------   ------------   --------------   --------------   ----------------
Martin R. Reid...........        150,400          253,100                0            $ 7,188
William V. Larkin, Jr....         42,220           94,982          $21,734             10,127
Ronald L. Koons..........         16,000           69,000                0              3,125
Gerhard A. Hage..........          6,000           27,750                0              2,344
Kenneth L. Nibling.......          4,400           20,350                0              1,719

- ---------
(1) Based on the closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1993 ($6.125).

MANAGEMENT EMPLOYMENT AGREEMENTS

   In July 1993, the Company (and TVI) and Mr. Reid amended and restated his employment agreement (the "Reid Agreement"). The Reid Agreement continues until December 31, 1998, employing Mr. Reid as Chairman of the Board (subject to annual re-election to the Board) and chief executive officer. The Reid Agreement provides that during each year in which Mr. Reid is chief executive officer he shall receive an annual base salary of $275,000. Mr. Reid resigned his position as chief executive officer effective October 1993. For the first year following Mr. Reid's resignation as chief executive (i.e., fiscal 1994) Mr. Reid shall be paid a base salary of $225,000, and for each year thereafter through the term of the Reid Agreement, Mr. Reid shall be paid an annual base salary of $200,000. Mr. Reid is also entitled (i) to participate in the Annual Incentive Program, as outlined in the "Executive Committee Report on Compensation", (ii) once Mr. Reid resigns as chief executive officer, to receive option grants under the Company's Stock Option Plan in an amount which is proportionate to the number of options granted to the chief executive officer based on the respective salaries of Mr. Reid and the chief executive officer,
(iii) to reimbursement of certain living and travel expenses and (iv) to certain payments to offset any untoward tax liabilities resulting from certain provisions of the Reid Agreement. The Reid Agreement also provides that following a termination without cause or by reason of death or disability, Mr. Reid shall be entitled as applicable, to immediate vesting of, and extension of exercise periods for, all of his unvested stock options, and to participation in all benefit plans available to executives of the Company In addition, in the event of termination without cause, Mr. Reid shall receive severance pay equal to aggregate base salary and annual bonus payable for the remaining term of the Reid Agreement, and following disability or death, Mr. Reid shall receive prorated base salary and annual bonus. In the event of a change of control (as defined in the Reid Agreement) and cessation of Mr. Reid's employment in connection therewith, Mr. Reid shall be entitled to receive two and one-half times the sum of his annual base salary and annual bonus in effect upon the change in control, continued participation in certain insurance and benefit plans for 30 months, ownership of a Company automobile or an allowance in lieu thereof equal to two and one-half times Mr. Reid's car allowance in effect upon the change in control, payment of excise tax on any deemed parachute payments and a gross up amount for any income tax payment due on any of the foregoing benefits. In addition, upon a change of control, all of Mr. Reid's outstanding stock options vest, and the Company is required to pay Mr. Reid, in cancellation of all unexercised options, the difference between fair market value of the stock covered by such options and the exercise price for such options.

   The Company and TVI were parties to an employment agreement with Mr. Koons, which terminated November 1993 (the "Koons Agreement"). The Koons Agreement provided Mr. Koons with a base salary of $150,000 and the right to participate in the Management Incentive Plan (as described under the "Executive Committee Report on Compensation"), the Company's Stock Option Plan and various other insurance plans and fringe benefits (including use of an automobile) generally available to other executives in the Company. Also pursuant to the Koons Agreement and in consideration of an employment agreement with his previous employer, Mr. Koons was entitled to $110,000 for his continued employment with the Company at November 1993. The Company paid this amount to Mr. Koons in 1994. The Koons Agreement also provided Mr. Koons with severance pay in the event of a termination without cause or upon death prior to November 1992.

   In connection with the appointment of Mr. Hage as Senior Vice President-International Operations in October 1991, the Company assumed an existing employment agreement with Mr. Hage. Under this agreement, Mr. Hage's annual base salary is approximately $172,000 (the amount is paid in deutschemarks, and thus fluctuates based on current exchange rates), and he is eligible to receive other fringe benefits generally available to executives of TVI and to receive an annual bonus under the Company's Operations Incentive Plan (as described under the "Executive Committee Report on Compensation"). Mr. Hage's employment agreement is for an indefinite period of time and can be terminated (except for cause) only at the end of a quarter upon notice received six months prior to the end of such quarter.

OTHER SEVERANCE ARRANGEMENTS

      Each of Messrs. Larkin, Koons and Nibling are generally entitled to receive severance pay equal to the greater of six months' base salary ($125,000 for Mr. Larkin, $75,000 for Mr. Koons and $54,100 for Mr. Nibling as of March 14, 1994) or one and one half weeks' base salary for each year of their employment with TVI (or

TVI's predecessor) (approximately $77,885 for Mr. Larkin, $8,654 for Mr. Koons and $6,242 for Mr. Nibling as of March 14, 1994). Additionally, a pro rata portion of Messrs. Larkin, Koons and Nibling's bonus and stock options received pursuant to the Company's Stock Option Plan becomes immediately vested and fully exercisable if his employment is terminated under certain circumstances.

   In October 1993, E. Wayne Overman resigned his employment with the Company. In connection therewith, Mr. Overman and the Company entered into a severance agreement pursuant to which the Company agreed: to pay Mr. Overman $120,000 per year until September 1995; to continue certain medical insurance benefits until no later than September 1997 and certain life insurance benefits until no later than 1995; to immediately vest all outstanding options held by Mr. Overman and to extend the exercise date of such options until October 1, 1996; to pay certain club dues until 1995; and to transfer title of his company car to Mr. Overman. Also pursuant to this agreement, Mr. Overman agreed to perform certain consulting duties for additional consideration and agreed to certain terms limiting his ability to compete with the Company for a period of two years following the termination of the agreement.

OTHER CHANGE OF CONTROL AGREEMENTS

   All of the executive officers have written arrangements with the Company which provide certain benefits upon a change in control (as defined therein) of the Company. Immediately upon a change in control, all unvested stock options and other applicable grants of long-term incentives, if any, will vest. In addition, if during the two year period following a change of control, any executive officer (i) is involuntarily terminated other than for cause (as defined therein), (ii) is terminated for death or disability or (iii) voluntarily terminates for good reason (as defined therein), such executive officer will receive severance pay equal to two and one half times his annual salary then in effect for a period of thirty months (the "Severance Period"), an incentive bonus equal to two and one half times the annual bonus for the Severance Period, ownership of a Company automobile or continuance of a car allowance through the Severance Period, life and health insurance benefits through the Severance Period, payment of excise tax on any deemed parachute payments and a gross up amount for any income tax payment due on any additional benefits which may be provided by individual employment agreements.

DEFINED BENEFIT PLAN

   A German subsidiary of the Company offers a defined benefit plan for its employees. Plan benefits are determined based on years of employment, a percentage of annual compensation and a pension formula, and are subject to certain national insurance rates. Mr. Hage participates in this plan and, based on retirement at age 65, would receive a benefit equal to 129,000 deutschemarks (or $77,445 based on current exchange rates).

                   EXECUTIVE COMMITTEE REPORT ON COMPENSATION

To: The Board of Directors

   The compensation policies of the Company are structured to link the compensation of the executive officers of the Company with enhanced shareholder value. Through the establishment of short- and long-term incentive plans, the Company has aligned the financial interests of the executive officers with those of its stockholders.

Executive Compensation Philosophy

   In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for stockholders while supporting the business strategies and long-range plans of the Company and the markets the Company serves. In doing so, the compensation programs reflect the following themes:

      A compensation program that stresses the Company's financial performance and the executive officers' individual performance.

      An annual incentive plan, that supports a performance-oriented environment and which generates a portion of compensation based on the achievement of specific performance goals, with superior performance resulting in total annual compensation above competitive levels.

      A long-term incentive plan that is designed to reward executive officers for long-term strategic management of the Company and the enhancement of stockholder value.

   The Executive Committee (the "Committee") reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis.

Executive Compensation Components

   The Company's executive compensation is based on three components, each of which is intended to serve the overall compensation philosophy.

   Base Salary. Base salary is intended to be set at a level competitive with amounts paid to executive officers of similar business structure, size and marketplace orientation. In determining appropriate salary levels, the Committee considers the individual's scope of responsibility, experience and performance. Salaries for executive officers are reviewed by the Committee on an annual basis. In June 1993, the Committee raised Mr. Larkin's salary from $200,000 to $225,000 per year in connection with Mr. Larkin's transition into the position of chief executive officer of the Company and TVI.

   Annual Management Incentive Compensation. Under the Company's Management Incentive Plan, annual incentive awards are granted upon the achievement by the executive officers of annual financial criteria established by the Committee at the beginning of the fiscal year. External market data is reviewed periodically to determine competitive incentive opportunities for individual executives. The financial measure for the 1993 fiscal year was, and for the 1994 fiscal year will be, growth in earnings per share and is stated in terms of target and maximum goals as determined by the Committee. Under the plan as in effect during 1993 and 1994, each executive officer is entitled to receive a percentage of his salary in the event the Company meets targeted earnings per share, and a higher percentage of his salary if the Company exceeds a higher targeted earnings per share. Under the plan as in effect in 1993, Messrs. Reid, Larkin, Koons and Nibling were entitled to receive 100%, 60%, 60% and 40%, respectively, of their respective salaries if targeted earnings per share were met, and 150%, 90%, 90% and 60%, respectively, of their respective salaries if higher targeted earnings per share were exceeded. No bonuses were paid for fiscal 1993. Under the plan as in effect for 1994, Messrs. Reid, Larkin, Koons and Nibling are entitled to receive 75%, 100%, 75% and 40%, respectively, of their respective salaries if targeted earnings per share are met, and 112.5%, 150%, 112.5% and 60%, respectively, of their respective salaries if higher targeted earnings per share are exceeded. Bonuses are pro rated if the Company's financial measure falls between the two targeted levels.

Targeted earnings are generally based on the previous year's actual earnings per share plus projected increased earnings as a result of reasonably anticipated improvements in operations; the higher targeted earnings are generally based on the foregoing plus more aggressive projections concerning improvements in operations, planned and potential special projects, and expansion of certain of the Company's market segments.

   The Company also has an Operations Incentive Plan, available for general managers and operation managers. Mr. Hage participates in this Plan and is entitled to receive a bonus, equal to a maximum of 50% of his salary in the event the Company's eastern hemisphere operations achieve more than 80% and up to 120% of (i) targeted operating profit margins and (ii) targeted days sales outstanding. Targeted margins must be achieved in order for Mr. Hage to be eligible for a bonus, and approximately 85% of Mr. Hage's bonus is based on margin performance and approximately 15% is based on the days sales outstanding performance (day sales outstanding is a measure of the speed of accounts receivable collection and is thus critical to generation of cash flow). Targeted operating profit margins for the Company's eastern hemisphere operations are determined by the Board and are generally based on prior years actual performance plus projected revenue growth, results from planned special projects and cost containment. Targeted days sales outstanding is similarly determined by the Board and based on prior years actual performance plus projected improvements. Mr. Hage did not receive a bonus under this plan for fiscal 1993.

   Stock Option Plan. The Company provides a stock option plan that is linked to the long-term performance of the Company. Executive officers are eligible to receive annual grants of non-qualified stock options pursuant to the Amended and Restated Stock Option Plan for Key Employees of Tuboscope Vetco International Corporation. The awards are intended to retain and motivate executive officers to improve long-term stock market performance. Awards are granted at the fair market value of the underlying common stock at the date of grant. Stock options, generally, vest in installments over five years.

   The Committee believes that the performance of the Company should be an important element in determining the compensation of the Company's executive officers and will continue to review salaries of executive officers in light of the Company's performance.

                                     Martin G. Hubbard
                                     William V. Larkin, Jr.
                                     Timothy M. Pennington
                                     Martin R. Reid
                                     James J. Shelton


Date: March 14, 1994

   The above report of the Executive Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates same by reference.

            EXECUTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Executive Committee, which is responsible for the compensation policies of the Company with respect to its executive officers, is comprised of Messrs. Hubbard, Larkin, Pennington, Reid and Shelton. Mr. Reid was chief executive officer of the Company through October 1993 and is currently the Chairman of the Board of the Company and TVI. Mr. Larkin, the current President and Chief Executive Officer of the Company and TVI, was appointed a member of the Executive Committee on January 27, 1994. Neither of Messrs. Larkin or Reid participate in compensation decisions concerning himself. Martin G. Hubbard, a general partner of Hub, is a director of the Company and TVI. Hub and TVI were previously parties to an agreement pursuant to which TVI paid Hub certain fees in consideration of Hub providing acquisition and strategic planning services to the Company and TVI. This agreement with Hub was terminated as of December 31, 1992 and there is currently no outstanding balance owed to Hub. The Company and the general partners of Hub are parties to indemnification agreements which provide that they shall be indemnified by the Company to the fullest extent provided by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they become involved by reason of their serving as agents of the Company.


                             PERFORMANCE GRAPH(1)

   The following line graph compares the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock against the cumulative total return of a peer index of 70 oil service companies prepared by an independent third party, and the NASDAQ Composite Stock Index, each for the period from March 13, 1990, the date the Company's Common Stock first traded on the Nasdaq National Market, to December 31, 1993.

                             [GRAPH APPEARS HERE]

                        COMPARISON OF CUMULATIVE RETURN
              AMOUNT TUBOSCOPE VETCO INTERNATIONAL CORPORATION,
                  SCI 70 UPSTREAM INDEX AND NASDAQ COMPOSITE

                        COMPANY    SCI 70
                        COMMON    UPSTREAM    NASDAQ
                         STOCK    INDICES    COMPOSITE
March 13, 1990.......    $100.0     $100.0     $100.0
June 30, 1990........    $111.3     $ 94.0     $100.7
September 30, 1990...    $116.1     $ 98.2     $ 90.4
December 31, 1990....    $101.6     $ 93.8     $104.2
March 31, 1991.......    $116.1     $ 94.1     $106.5
June 30, 1991........    $ 85.5     $ 87.3     $ 94.0
September 30, 1991...    $109.7     $ 92.7     $100.3
December 31, 1991....    $ 90.3     $ 96.2     $111.9
March 31, 1992.......    $ 61.3     $ 91.0     $ 95.3
June 30, 1992........    $ 85.5     $ 91.0     $ 96.3
September 30, 1992...    $ 90.3     $108.0     $103.6
December 31, 1992....    $ 77.4     $ 96.1     $103.7
March 31, 1993.......    $109.7     $110.5     $103.1
June 30, 1993........    $111.3     $ 98.4     $100.7
September 30, 1993...    $106.5     $100.2     $102.9
December 31, 1993....    $ 79.0     $ 98.5     $103.2

(1) Assumes $100 invested on March 13, 1990 and all dividends reinvested.


                              CERTAIN TRANSACTIONS

   Jerome R. Baier, Director-Securities of Northwestern, is a director of the Company and TVI. TVI is indebted to Northwestern in the approximate amount of $4,000,000 by virtue of Northwestern's ownership of such aggregate principal amount of 10 3/4% of Senior Subordinated Debentures of TVI. During 1993, the Company redeemed approximately $22,617,000 of outstanding 14% Senior Subordinated Debentures of TVI held by Northwestern.

   Martin G. Hubbard, a director of the Company, is a general partner of Hub; Hub had an agreement with the Company to provide, for certain fees, acquisition and strategic planning services. This agreement was terminated as of December 31, 1992, although certain indemnification agreements relating thereto remain in effect. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

   Brentwood, Hub, Northwestern and certain other persons are parties to the Stockholders' Agreement, pursuant to which they are granted registration rights which are not available to other stockholders of the Company. See "VOTING SECURITIES AND CERTAIN HOLDERS THEREOF--Registration Rights." Pursuant to the terms of the Vetco Services acquisition, BHI was also granted certain registration and other rights not generally available to other stockholders. See "VOTING SECURITIES AND CERTAIN HOLDERS THEREOF--BHI Right of First Refusal, and BHI Standstill."

   The Company and BHI currently are engaged in discussions relating to various indemnification provisions contained in the agreement governing the sale of Vetco Services by BHI to the Company. Mr. Mattson, a director of the Company and an executive officer of BHI, has advised the Company that a conflict of interest exists and has requested that he be excused from further discussions by the Board relating to this matter.


                               OTHER INFORMATION

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the year ended December 31, 1993, all Section 16(a) filing requirements applicable to its Insiders were complied with, except that each of the non-employee directors made a late Form 5 filing reporting the exempt grant of options under the Stock Option Plan for Non-Employee Directors, and each of the executive officers of the Company made a late Form 5 filing reporting exempt grants of options under the Company's Stock Option Plan.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

GENERAL

   Directors are elected at each Annual Meeting of Stockholders and hold office until their successors are duly elected and qualified at the next Annual Meeting of Stockholders. The Company's Restated Certificate of Incorporation requires that there be a minimum of one and maximum of ten members of the Board of Directors. In June 1993, the Board of Directors amended the Company's Amended and Restated Bylaws (the "Bylaws") to authorize a Board of eight directors, creating a vacancy thereby. Mr. Larkin was appointed to his position as a director by the Board of Directors in June 1993 to fill such vacancy. In January 1994, the Board of Directors amended the Bylaws to authorize a Board of nine directors, creating a vacancy thereby, which vacancy was filled by the Board's appointment of Eric L. Mattson as a director. Mr. Mattson's appointment in 1994, and nomination at this 1994 Annual Meeting, is pursuant to certain rights granted to BHI in connection with the Company's acquisition of Vetco Services in 1992. See "VOTING SECURITIES AND CERTAIN HOLDERS THEREOF --BHI Standstill."

   Each of the Company's nine nominees for election to the Board of Directors is currently serving as a director of the Company and each of the nominees, except for Messrs. Larkin and Mattson, was elected to his present term of office by the stockholders of the Company.

   Set forth below are the names and descriptions of the backgrounds of the directors of the Company and TVI (each of which is also a nominee for election) and their principal occupations for the past five years. Each of the nominees first became a director of the Company and TVI in the year set forth below and has continually served as a director of the Company and TVI since that date.

   MARTIN R. REID, 51, has been Chairman of the Board of the Company and TVI since October 1990. Mr. Reid was Chief Executive Officer of the Company and TVI from May 1991 to October 1993. From 1990 through 1993, Mr. Reid was a general partner in MDR Associates, a private investment concern. From September 1986 to June 1990, Mr. Reid was Chief Executive Officer of Eastman Christensen Co., a leading worldwide provider of directional and horizontal drilling systems to the oil and gas industry. Mr. Reid was also Vice Chairman of Eastman Christensen Co. from August 1989 to June 1990. Prior to September 1986, Mr. Reid was Senior Vice President of Operations of Norton Christensen, the predecessor to Eastman Christensen Co.

   JEROME R. BAIER, 40, has been a director of the Company and TVI since June 1988. Mr. Baier is and has been Director-Securities of Northwestern since October 1989. For more than five years prior to October 1989, Mr. Baier was Associate Director-Securities of Northwestern.

   MARTIN G. HUBBARD, 56, has been a director of the Company and TVI since March 1988 and May 1988, respectively. Mr. Hubbard was also Secretary and Treasurer of the Company from May 1988 to February 1989. Mr. Hubbard is, and has been since January 1987, a general partner in Hub, a private investment firm specializing in leveraged management buyouts. From 1980 to 1990, Mr. Hubbard was also a general partner in Hub Energy Associates, a general partnership formed with Brentwood Associates to investigate and pursue investments in the oil service industry. Mr. Hubbard was President of Kobe Inc., an oil well pump and process equipment subsidiary of Baker Oil Tools a predecessor of BHI, from 1976 to 1980.

   ROBERT A. LAHR, 67, has been a director of the Company and TVI since May 1988. Mr. Lahr served as President and Chief Executive Officer of the Company from May 1988 to May 1991 and President and Chief Executive Officer of TVI from 1969 to May 1991.

   WILLIAM V. LARKIN, JR., 40, has been a director of the Company and TVI since June 1993. Mr. Larkin also has been President of the Company and TVI since May 1991 and Chief Executive Officer of the Company and TVI since October 1993. Mr. Larkin was Chief Operating Officer of the Company and TVI from May 1991 to October 1993, Senior Vice President-International and Specialty Services of TVI from December 1989 to May 1991 and Senior Vice President of the Company from May 1988 to May 1991. From 1984 to December 1989, Mr. Larkin was Vice President-Specialty Services of TVI.

   ERIC L. MATTSON, 42, has been a director of the Company since January 1994. Mr. Mattson is and has been Vice President and Chief Financial Officer of BHI since July 1993. For more than five years prior to 1993, Mr. Mattson was Vice President and Treasurer of BHI.

   TIMOTHY M. PENNINGTON III, 53, has been a director of the Company and TVI since May 1988. Mr. Pennington served as Chairman of the Board of the Company from January 1990 to October 1990 and Chairman of the Board of TVI from June 1988 to October 1990. Mr. Pennington is, and has been since prior to 1984, a partner in various partnerships specializing in leveraged management buyouts and growth oriented venture capital investments sometimes collectively referred to as "Brentwood Associates."

   JAMES J. SHELTON, 76, has been a director of the Company and TVI since May 1988. Mr. Shelton has been retired but has been engaged in certain private investment concerns since 1984. Prior to 1981, Mr. Shelton was employed by Baker Oil Tools and at various times during that period served as the Vice President of Corporate

Development, an Operating Group President, and as a director of its parent company. Mr. Shelton is also a director of EIP Microwave.

   FREDERICK J. WARREN, 53, has been a director of the Company and TVI since May 1988. Mr. Warren is, and has been since 1984, a partner in Brentwood Associates. Mr. Warren is also a director of Graphic Controls Corp. and Digital Sound Corp.

   The Company is not aware of any family relationships among any of the foregoing directors and its executive officers. The Restated Certificate of Incorporation and Bylaws of the Company contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the Delaware General Corporation Law.

COMMITTEES

   The Board of Directors held six meetings during the fiscal year ended December 31, 1993. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during such period and the total number of meetings held during such period by all committees of the Board of Directors on which that director served.

   The Company has standing Audit, Stock Option and Executive Committees but has not established a Nominating Committee. Messrs. Shelton, Baier and Lahr comprise the Audit Committee. The Audit Committee met once during the fiscal year ended December 31, 1993. The Audit Committee's responsibilities include recommending the selection of the Company's independent auditors to the Board of Directors, reviewing the (i) scope and results of the audit engagement with the independent auditors and management, (ii) adequacy of the Company's internal accounting control procedures, (iii) independence of the independent auditors and (iv) range of audit and non-audit fees charged by the independent auditors. Messrs. Warren, Hubbard and Pennington comprise the Stock Option Committee, which met three times during the fiscal year ended December 31, 1993. The Stock Option Committee is responsible for administration of the Company's Stock Option Plan. Throughout 1993, Messrs. Hubbard, Reid, Pennington and Shelton comprised the Executive Committee. The Executive Committee met twice during the fiscal year ended December 31, 1993. The Executive Committee's responsibilities include reviewing and approving the compensation of the Company's directors, officers and employees and performing other related functions upon request of the Board of Directors.

DIRECTOR COMPENSATION AND STOCK OPTION PLAN

   Each of the directors of the Company who is neither an employee nor otherwise subject to an agreement to provide services to the Company (a "Qualified Director") received and shall receive $10,000 per year as compensation for membership on the Board of Directors plus $1,000 for each regular and special meeting of the Board of Directors attended by him. In addition, if a Qualified Director is a member of such committee, he received and shall receive an attendance fee of $1,000 for each Executive Committee meeting and an attendance fee of $300 for each meeting of the Audit Committee or Stock Option Committee attended by him. Certain directors may be granted options under the terms of the Stock Option Plan.

   Under the terms of the Stock Option Plan for Non-Employee Directors of the Company, each director of the Company who was not an employee of the Company was automatically granted an initial option to purchase 20,000 shares of the Company's Common Stock on March 30, 1992. Any newly appointed or elected non-employee director will be granted an initial option to purchase 4,000 shares of Common Stock. In addition, each non-employee director of the Company is granted automatically options to purchase an additional 4,000 shares on the date of the Annual Meeting of Stockholders each year following the initial grant, commencing with the 1993 Annual Meeting.

VOTE

   Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the eight nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors.

                                   PROPOSAL 2

                        ADOPTION OF AN AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION

   Presently, the Company's authorized capital stock consists of 25,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of the Record Date, (i) the Company had outstanding 18,410,053 shares of Common Stock and 100,000 shares of Series A Convertible Preferred Stock, and (ii) a total of 2,571,964 shares of Common Stock were reserved for issuance upon the exercise of options granted pursuant to employee and non-employee director stock option and stock purchase plans and programs and the conversion of the Series A Convertible Preferred Stock.

   In March 1994, the Board of Directors of the Company authorized an amendment to Article Fourth of the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 25,000,000 to 35,000,000, thereby increasing the total authorized number of shares of all classes of capital stock from 30,000,000 to 40,000,000, all subject to stockholder approval. The text of Article IV as so amended is set forth in Appendix A to this Proxy Statement.

   The increase in authorized shares of Common Stock is recommended by the Board of Directors in order to provide a sufficient reserve of such shares for the future growth and needs of the Company. If approved by the stockholders of the Company, such additional authorized Shares would be available for future issuance for various corporate purposes at the discretion of the Board of Directors and without further authorization by the stockholders (subject to the requirements of the Nasdaq National Market). Such purposes might include, without limitation, the issuance and sale of Common Stock (i) as part or all of the consideration required to be paid for acquisition of ongoing business or other assets, (ii) in public or private offerings as a means of obtaining additional capital to strengthen the Company and expand its business, (iii) to satisfy any current or future obligation of the Company, whether or not relating to financings, (iv) in connection with the exercise of options, warrants, rights, or the conversation of convertible securities of the Company, (v) in public or private exchange offers for other securities of the Company, (vi) as part or all of the consideration to repay or retire any debt of the Company,
(vii) in connection with stock splits and dividends, or (viii) with respect to existing or new benefit, option or stock ownership plans or employment agreements. The proposed increase in the number of authorized shares of Common Stock will not change the number of shares of stock outstanding or the rights of the holders of such stock. Stockholders do not have preemptive rights to acquire the common stock authorized by this amendment.

   Although the Board of Directors will issue Common Stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of Common Stock may have, among others, a dilutive effect on earnings per share of Common Stock and on the equity and voting rights of holders of shares of Common Stock. In addition, authorized but unissued shares of Common Stock could be issued in the future by the Board of Directors in ways that would make more difficult a change in control of the Company, for instance through a private sale to purchasers allied with management, thereby diluting the stock ownership of the person seeking to gain control of the Company, or through adoption and implementation of a "stockholders rights" plan. While the Company currently has no intention to adopt any such plan or to make any such sales, any such action could have the effect of deterring an offer for the Company's outstanding stock at a substantial premium over its then current market price, even if such an offer were favored by a majority of the Company's stockholders. The Board of

Directors, however, believes that the benefits of providing the flexibility to issue shares without delay for any business purpose, including as an alternative to an unsolicited business combination opposed by the Board of Directors, outweigh these possible disadvantages.

VOTE REQUIRED

   The affirmative vote of the holders of a majority of the Company's Common Stock present or represented at the Annual Meeting voting as a single class is required to approve the amendment. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal. Properly executed, unrevoked proxies will be voted FOR the Proposal unless a vote against the Proposal or abstention is specifically indicated in the proxy.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The firm of Ernst & Young, the Company's independent auditors for the fiscal year ended December 31, 1993, was selected by the Board of Directors, upon recommendation of the Audit Committee (see "Proposal 1 --ELECTION OF DIRECTORS"), to act in the same capacity for the fiscal year ending December 31, 1994, subject to ratification by the stockholders pursuant to this Proposal 3. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the Company's auditor.

   Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS.


                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

   All proposals of stockholders intended to be presented at the Company's 1995 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, by December 11, 1994 if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting.


                                 OTHER MATTERS

   As of the date of this Proxy Statement the Board of Directors knows of no other matters which may be presented for consideration at the Meeting. However, if any other matter is presented properly for consideration and action at the Meeting, or any adjournment or postponement thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                     By Order of the Board of Directors,



                                     James F. Maroney, III,
                                     Vice President, Secretary and General
                                     Counsel

Dated: April 13, 1994

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION


      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Tuboscope Vetco International Corporation.

      2. The Restated Certificate of Incorporation of the Company shall be amended in the following manner:

         A. Article FOURTH of the Restated Certificate of Incorporation of the Company is amended and restated in its entirety as follows:

            "FOURTH: The Company shall be authorized to issue two classes of shares of stock to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company shall have authority to issue is 40,000,000. The total authorized number of shares of Common Stock shall be 35,000,000 and each such share shall have a par value of $.01. The total authorized number of shares of Preferred Stock shall be 5,000,000 and each such share shall have a par value of $.01.

            The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and preferences, powers, and relative, participating, optional or other rights and restrictions thereof, including without limitation, the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, on any series of shares of Preferred Stock, and fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding.) If the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series."

      3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on May ___, 1994.



                                 ____________________________________
                                 Martin R. Reid, Chairman of the Board


Attest:



____________________________________
James F. Maroney, III, Secretary

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                     2835 Holmes Road, Houston, Texas 77051

            Proxy for Annual Meeting of Stockholders on May 10, 1994

                  THIS PROXY IS SOLICITED BY AND ON BEHALF OF
      THE BOARD OF DIRECTORS OF TUBOSCOPE VETCO INTERNATIONAL CORPORATION.

  The undersigned hereby appoints Ronald L. Koons and James F. Maroney, III as Proxies, each of them with full power to act without the other and to appoint his substitute, and hereby authorizes the Proxies to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Tuboscope Vetco International Corporation held of record by the undersigned on March 14, 1994 at the Annual Meeting of Stockholders to be held on May 10, 1994, or any adjournment or postponement thereof.

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees listed under proposal 1 and "FOR" proposals 2 and 3.

                                         (Continued and to be signed on reverse)



PLEASE MARK BOXES [_] OR [X] IN BLUE OR BLACK INK.

[_]  ______________________________________________               _______________________________
            ACCOUNT NUMBER                                                    COMMON

1.  Election of Directors         WITHHOLD                        (INSTRUCTION:  To withhold authority to vote for any individual
    FOR  all nominees            AUTHORITY                        nominee, draw a line through (or otherwise strike out) the
    listed at the right        to vote for all                    nominee's name in the list below.
    (except as marked          nominees list
    to the contrary              at right                         Jerome R. Baier; Martin G. Hubbard; Robert A. Lahr;
                                                                  William V. Larkin, Jr.; Eric L. Mattson; Timothy M. Pennington,
        [_]                        [_]                            III; Martin R. Reid; James J. Shelton; Frederick J. Warren

2.  Proposal to amend Restated             3.    Ratification of the selection of          4.   In their discretion, the Proxies are
    Certificate of Incorporation,                Ernst & Young as the company's                 authorized to vote upon such other
    increasing authorized number of shares       independent auditors.                          business as may properly come before
                                                                                                Annual Meeting of Stockholders as or
    FOR       AGAINST      ABSTAIN             FOR       AGAINST     ABSTAIN                    any adjournment thereof.
    [_]        [_]          [_]                [_]        [_]         [_]


                                        Please sign exactly as name appears
                                        below.  When shares are held by joint
                                        tenants both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporaiton, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated:                            , 1994
                                              ----------------------------

                                        ----------------------------------------
                                                       Signature